UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 12, 2017

Peregrine Industries, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-27511

Florida	65-0611007
(State of Incorporation)	(I.R.S. Employer Identification No.)

40 Wall Street, 28th Floor, New York, NY	10005
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's Telephone Number, including area code: (212) 400-7198

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2017, the Board of Directors of Peregrine Industries, Inc. (the "Registrant") appointed Mr. Zohar Shpitz as Chief Financial Officer (CFO) and as CFO of Dolomite Holdings Ltd., the controlling shareholder of the Registrant. Mr. Shpitz was appointed as CFO in connection with the resignation of Mr. Ofer Naveh as the Registrant's CFO, effective June 19, 2017. Mr. Naveh had served as the Registrant's CFO since July 2013 and resigned in order to pursue other business opportunities. Mr. Naveh's letter of resignation dated June 12, 2017 is attached as Exhibit 17.2 hereto. Mr. Naveh stated in his letter of resignation that he had no disagreements with the Registrant's operations, policies or practices.

Mr. Zohar Shpitz, age 42, Chief Financial Officer, has been a Certified Public Accountant in Israel since 2003 and received his BA degree in Business and Management in 2002 from The College of Management Academic Studies, located in Rishon LeZion, Israel and also is among Israel's largest universities. Prior to his appointment as CFO of the Registrant and of Dolomite, Mr. Zohar served as Financial Controller of Tiv Taam Holdings Ltd, an Israeli-based public company listed on the Tel Aviv Stock Exchange (TLV: TTAM) from 2007 through June 2017.

Item 9.01 Financial Statements and Exhibits.

(a) The following documents are filed as exhibits to this report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
17.2	Letter of Resignation of Ofer Naveh dated June 12, 2017, effective June 19, 2017, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Peregrine Industries, Inc.

By:	/s/ Yair Fudim
Name:	Yair Fudim
Title:	Chief Executive Officer

Date: June 12, 2017